Exhibit 1.3

[Translation]

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

Established September 28, 2005

Daiichi Sankyo Company, Limited

CONTENTS

Article 1	(Purpose)

Article 2	(Organization)

Article 3	(Duties)

Article 4	(Meetings)

Article 5	(Convener and Chair)

Article 6	(Convocation Notice)

Article 7	(Absence Procedure)

Article 8	(Method of Resolutions)

Article 9	(Reports)

Article 10	(Attendance by Related Persons)

Article 11	(Audit Reports)

Article 12	(Discussion concerning the Mutual Appointment and Remuneration of the Full-time Corporate Auditors)

Article 13	(Matters to be Resolved)

Article 14	(Matters to be Discussed)

Article 15	(Minutes)

Article 16	(Auditing Standards of Corporate Auditors)

Article 17	(Amendment and Abolishment of these Regulations)

Supplementary Provisions

Article 18	(Department in Charge of these Regulations)

Article 19	(Effective Date)

Article 1 (Purpose)

These Regulations set forth the matters relating to the Board of Corporate Auditors under laws, ordinances, and the Articles of Incorporations.

Article 2 (Organization)

The Board of Corporate Auditors comprises all of the Corporate Auditors.

Article 3 (Duties)

The Board of Corporate Auditors will receive reports on, and discuss and resolve, important matters concerning audits, but no Corporate Auditor is precluded from exercising his or her own powers.

Article 4 (Meetings)

Meetings of the Board of Corporate Auditors shall be held bimonthly, but extraordinary meetings may be held when necessary.

Article 5 (Convener and Chair)

5.1	The Board of Corporate Auditors may determine a convener in advance, but this does not preclude other Corporate Auditors from convening a meeting.

5.2	The convener set forth in the preceding paragraph shall act as chair of the meeting of the Board of Corporate Auditors.

Article 6 (Convocation Notice)

6.1	Notices to convene meetings of the Board of Corporate Auditors, which specify the date, time, place of meetings, and agenda shall be sent to each Corporate Auditor at least three days before the date of the meeting. However, that period of notice may be shortened in a case of urgent necessity.

6.2	Meetings of the Board of Corporate Auditors may be held without carrying out the convocation procedures provided all of the Corporate Auditors so consent.

Article 7 (Absence Procedure)

If a Corporate Auditor is unable to attend a meeting of the Board of Corporate Auditors for any cause, the Corporate Auditor shall give notice to the convener of the meeting of the Board of Corporate Auditors not later than the date immediately prior to the meeting date.

Article 8 (Method of Resolutions)

Resolutions of the Board of Corporate Auditors are formed by a majority vote of the Corporate Auditors. However, resolutions for the following matters must be formed by the unanimous votes of the Corporate Auditors:

(1)	Article 13.2(4) (Removal of Accounting Auditor); and

(2)	Matters relating to Article 13.4 (Release of Liability of Directors) and Article 13.5 (Ancillary Participation)

Article 9 (Reports)

The Corporate Auditors shall report to the Board of Corporate Auditors on the progress of their duties. If a Corporate Auditor receives any reports on important matters from the accounting auditor, Directors or other persons, the Corporate Auditor shall report that matter to the Board of Corporate Auditors.

Article 10 (Attendance by Related Persons)

The Board of Corporate Auditors may, when necessary, request the accounting auditor, Directors or other persons to attend a meeting of the Board of Corporate Auditors and to provide their opinions or explanations.

Article 11 (Audit Reports)

11.1	The Board of Corporate Auditors shall obtain financial statements and other documents from the Directors and the audit reports of an accounting auditor from the accounting auditor.

11.2	The Board of Corporate Auditors shall prepare the audit report based on the reports of each Corporate Auditor by a resolution of the Board of Corporate Auditors.

11.3	If there is any opinion to the contrary, the audit report shall additionally state that opinion of the Corporate Auditor.

11.4	Each Corporate Auditor shall affix his or her name and seal to the audit report of the Board of Corporate Auditors. The full-time Corporate Auditors shall state that fact in the audit report.

11.5	The audit report shall be submitted to the Directors, and a copy of it shall be sent to the accounting auditor.

Article 12 (Discussion concerning the Mutual Appointment and Remuneration of the Full-time Corporate Auditors)

A vote for the appointment of full-time Corporate Auditors by and from among the Corporate Auditors and discussion of the remuneration of the Corporate Auditors may be conducted at a meeting of the Board of Corporate Auditors with the unanimous votes of the Corporate Auditors.

Article 13 (Matters to be Resolved)

The Board of Corporate Auditors shall resolve the following matters in addition to the matter set forth in Article 11.2.

(1)	Matters regarding execution of duties such as policy and method of audit and allocation of audit operations

(2)	Matters such as the following regarding election of the accounting auditor

(i)	Approval of agenda items for general meetings of shareholders regarding election, disapproval of reelection and removal of the accounting auditor

(ii)	Request to determine the matters regarding election, disapproval of reelection and removal of the accounting auditor as agenda items for general meetings of shareholders

(iii)	Request to submit agenda items to general meetings of shareholders regarding election of the accounting auditor

(iv)	Removal of the accounting auditor due to reasons prescribed by law

(v)	Appointment of a temporary accounting auditor in the absence of the accounting auditor

(3)	Matters regarding election of Corporate Auditors (including a supplemental Corporate Auditor)

(i)	Approval of agenda items for general meetings of shareholders regarding election of Corporate Auditors

(ii)	Request to determine the matters regarding election of Corporate Auditors as agenda items for general meetings of shareholders

(iii)	Request to submit agenda items to general meetings of shareholders regarding election of Corporate Auditors

(4)	Matters regarding release of liability of Directors

(i)	Approval of agenda items for general meetings of shareholders regarding release of liability of Directors

(ii)	Approval of agenda items for general meetings of shareholders regarding amendment to the Articles of Incorporation setting forth release of liability of Directors

(iii)	Approval of agenda items for general meetings of shareholders regarding amendment to the Articles of Incorporation setting forth execution of liability limitation agreements with outside Directors

(5)	Approval of ancillary participation in a derivative lawsuit

(6)	Other matters deemed necessary by the Board of Corporate Auditors with respect to execution of duties of Corporate Auditors

Article 14 (Matters to be Discussed)

Corporate Auditors may conduct a discussion at the meeting of the Board of Corporate Auditors in advance upon exercise of the rights or performance of the obligations regarding the following matters in addition to Article 12.

(1)	Explanation when a shareholder makes a written question to the Corporate Auditors before the general meeting of shareholders

(2)	Report on opinions on agenda items and documents to be submitted to the general meeting of shareholders

(3)	Statement of opinions at the general meeting of shareholders regarding election, removal and remuneration of the Corporate Auditors

(4)	Report and statement of opinions to the Board of Directors, and request to convene the Board of Directors

(5)	Request for injunction against illegal acts of the Board of Directors

(6)	Matters regarding actions between the Company and the Directors and other filings of actions

(7)	Other matters deemed necessary by the Board of Corporate Auditors with respect to execution of duties of Corporate Auditors

Article 15 (Minutes)

15.1	The course of proceedings of each meeting of the Board of Corporate Auditors shall be entered or recorded in minutes, to which the Corporate Auditors present shall each affix their name and seal or the electronic signature.

15.2	The Company shall keep the minutes under the preceding paragraph at the head office for 10 years.

Article 16 (Auditing Standards of Corporate Auditors)

Matters relating to audit of the Board of Corporate Auditors and Corporate Auditors shall be in accordance with the Auditing Standards of Corporate Auditors designated by the Board of Corporate Auditors, as well as matters provided for in laws, ordinances, the Articles of Incorporation or these Regulations.

Article 17 (Amendment and Abolishment of these Regulations)

No amendment or abolishment of these Regulations is effective in any other way other than by a resolution of the Board of Corporate Auditors.

Supplementary Provisions

Article 18 (Department in Charge of these Regulations)

The department in charge of these Regulations is the Corporate Administration Department.

Article 19 (Effective Date)

These Regulations are effective from September 28, 2005.